UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

SKKYNET CLOUD SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54747	45-3757848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Road – Suite 306, Toronto, Ontario, Canada L5N 2X7
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (888) 702-7851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 FD Disclosure

On September 16, 2019, Skkynet Cloud Systems, Inc. (the “Company”) and Siemens Mobility GmbH announced a collaboration to offer a secure Industrial Internet of Things (“IIoT”) solution, comprising a hardware/software combination that provides secure access to industrial data, along with vendor-neutral connectivity and support for main industrial protocols. Siemens Mobility GmbH is a German multinational and strategic company of Siemens AG. Focused on smart digital solutions for transportation and critical systems, Siemens has remained an industry leader for more than160 years thanks to numerous inventions and digitalization using advanced IT - OT based systems, data analytics and groundbreaking developments like the world’s first Autonomous Tram and Secure Connectivity of safety critical systems for cloud applications. For more information about Siemens Mobility, please visit http://www.siemens.com/mobility.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	September 16, 2019 Press Release

_________

*furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

Dated: September 16, 2019	By:	/s/ Paul E. Thomas
	Name:	Paul E. Thomas, President

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